Exhibit 99.1

Equity LifeStyle Properties

Our Story • One of the nation’s largest real estate networks with 404 properties containing 149,448 sites in 32 states and British Columbia • Unique business model uOwn the land uLow maintenance costs/customer turnover costs uLease developed sites • High-quality real estate locations uMore than 90 properties with lake, river or ocean frontage    uMore than 100 properties within 10 miles of coastal United States uProperty locations are strongly correlated with population migration uProperty locations in retirement and vacation destinations • Stable, predictable financial performance and fundamentals uBalance sheet flexibility • In business for more than 40 years 1

Property Locations 4 3 2 WA ME ND MN 4 MT 3 OR VT WI NY WY 4 MI NH ID 4 CA SD 2 2 3 MA NV 3 RI 7 NE IA 5 PA 6 6 6 IN OH UT CO IL 6 NJ 9 2 2 16 WV DE 4 7 KS AZ MO KY VA 11 NM NC 4 TN 6 26 OK AR 6 SC MS TX AL GA LA FL 9 6 18 12 39 16 9 14 10 12 2

Steady,Predictable Revenue Streams Property Operating Revenue Buckets(2) Property/Site Composition(1) Transient 5.7% • 205 manufactured/resort home communities Seasonal 4.1%    u73,000 sites Right Annual to Use • 188 RV resorts 6.8%    u74,000 sites    uAnnuals 27,300 Annual RV    uSeasonal 11,600 15.3%    uTransient 11,000    uMembership sites 24,100 Annual MH 68.1% Note: (1) Property and site counts exclude Marina JV investment properties. (2) Property operating revenue buckets reflect estimated 2017 property operating revenues, derivable    from our guidance included in Exhibit 99.1 to the Form 8-K filed with the SEC on October 17, 2017 All Annual Revenue = 90.1% (“ELS Reports Third Quarter Results”). 3

Our Lifestyle Options • Customers own the units they place on our sites    uManufactured homes uResort cottages (park models) uRecreational vehicles • We offer a lifestyle and a variety of product options to meet our customers’ needs • We seek to create long-term relationships with our customers RV Site Manufactured Home RV Resort Cottage 4

Favorable Customer Demographics • The population of people age 55 and older is expected to grow 24% from 2017 to 2032 • Roughly 10,000 Baby Boomers will turn 65 every day through 2030 U.S. Population Over Age 55 (in millions) 120 100 80 New Residents 60 MH uAverage age: 59 years RV u Average age: 55 years 40 20 0 2017 2022 2027 2032 55-59                60-64                 65-69                70-74                 75+ Note: Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010. 5

Track Record 10-Year Total Return Performance 400 350 300 250 200 IPO Year—1993 2017 150 Item 100 50 Properties 41 404 0 -50 Sites 12,312 149,448 -100 States 16 32 10/31/07 10/31/08 10/31/09 10/31/10 10/31/11 10/31/12 10/31/13 10/31/14 10/31/15 10/31/16 10/31/17 Net Income Per Share (1) $0.35 $2.16 ELS (+349%) S&P 500 (+106%) SNL US REIT Equity (+86%) FFO Per Share (1) $0.47 $3.55 Normalized FFO Per Share (1) $0.47 $3.59 Total Return Performance Since IPO Common Stock Price (2) $6.44 $88.48 4,500 (3) 4,000 Enterprise Value $296 million $10.5 billion 3,500 3,000 Dividend Paid Cumulative (4) – $22.43 2,500 Cumulative Total Return (5) – 3,853% 2,000 1,500 S&P 500 Total Return (5) – 850% 1,000 500 0 -500 Note: 2/25/93 2/25/95 2/25/97 2/25/99 2/25/01 2/25/03 2/25/05 2/25/07 2/25/09 2/25/11 2/25/13 2/25/15 2/25/17 (1) The 2017 amounts are the midpoint of an estimate range. See our guidance included in Exhibit 99.1 to the Form 8-K    filed with the SEC on October 17, 2017. See pages 11 and 12 for the reconciliation and definition of FFO and ELS (+3,853%) S&P 500 (+850%) SNL US REIT Equity (+1,116%) Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K. (2) The 1993 stock price is adjusted for stock splits; the 2017 price is the closing price as of October 31, 2017. (3) The 2017 enterprise value is as of October 31, 2017. See page 9. (4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through Notes: October 31, 2017 and adjusted for stock splits. Source: SNL Financial (5) Source: SNL Financial from IPO through October 31, 2017 (calculation assumes common dividend reinvestment). (1) Total return calculation assumes dividend reinvestment. (2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ,    OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe. (3) Stock price date from IPO as of October 31, 2017. 6

Consistent Same Store NOI Growth and Outperformance ELS has maintained positive same store NOI growth in all quarters since at least Q3 1998. Note: (1) Source for Same Store NOI data: Citi Investment Research, August 2017. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty. 3.2 3.9 3.0 3Q 98 1Q 99 3Q 99 1Q 00 3Q 00 1Q 01 3Q 01 1Q 02 3Q 02 1Q 03 3Q 03 1Q 04 3Q 04 1Q 05 3Q 05 1Q 06 3Q 06 1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 2Q 17 7

Dividend Dividend Per Share $2.50 • 2018—$2.20/share(1) $1.00 g $2.20(1) $2.00    u13% increase u8% FFO growth $1.50 • Dividend growth $1.00    u5 year CAGR (2)    uELS 17% $0.50 (3)    uREIT Average 7% $0.00 (4) 2013 2014 2015 2016 2017 2018 • Tax treatment of dividend ELS REIT average u89% Ordinary Income u68% Ordinary Income u11% Return of Capital u11% Capital Gains u21% Return of Capital Note: (1) On October 31, 2017, our Board approved setting the annual dividend rate for 2018 at $2.20 per common share. (2) Compound average growth rate through 2018. (3) Source: SNL Financial; Includes all publicly traded U.S. Equity REITs in SNL’s coverage universe that declared regular dividends during the period January 1, 2011 through December 31, 2016. (4) Tax treatment of dividend in 2016. 8

Capital Structure As of October 31, 2017 (in millions) Loan Maturity as of October 31, 2017 $400,000 • Total enterprise value is $10.5 billion $350,000 • Debt to enterprise value is 21.0% Thousands) $300,000 • $400 million available line of credit(in $250,000 Debt $200,000 OPU’s $516.3, 4.9% Term Loan $200.1, 1.9% $150,000 Outstanding $100,000 $50,000 (1) $0 Common 2018 2019 2020 2021 2022 2023 2025 2028 2031 2034 2036 2037 2038 2039 2040 2041 $7,791.3 Year Mortgage Debt 74.1% Secured Fully Amortizing Unsecured $19.1% 2,005.8 13                4.5% Average Years Weighted Average to Maturity Interest Rate Note: (1) Stock price as of October 31, 2017. 9

Performance Update
• 200 Manufactured Home Communities(1) • 187 RV Resorts (1) uCore(2) occupancy of 94% as of 10/31/2017 uCore resort base rental income growth for the month ended 10/31/2017 is 4.5%(3) uCore occupancy has grown 32 consecutive    quarters through 09/30/2017 uCore rental income growth from annuals    for the month ended 10/31/2017 is 5.4%(3) uCore community base rental income growth    for the month ended 10/31/2017 is 4.8%(3) 2018 Guidance – Non GAAP Financial Measures(4) • Normalized FFO of $361.3 million • Core NOI growth of 4.4% u7.9% growth uCore MH rent growth of 4.0% u $3.79—$3.89 per fully diluted share uCore RV rent growth of 4.9% Note: (1) Excludes joint venture properties. (2) Core Portfolio is defined as properties acquired prior to December 31, 2015. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended October 31, 2016. (4) See pages 11 and 12 for the reconciliation and definition of FFO and Normalized FFO. The 2018 Normalized FFO and Core NOI growth are the mid-points of the respective estimated 2018                Normalized FFO and Core NOI growth disclosed in our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on October 17, 2017. 10

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2016 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. See Form 8-K filed October 17, 2017 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2017 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

	2012	2013	2014	2015	2016	2017 [1]
Net income available for common stockholders	**$54.8**	**$106.9**	**$118.7**	**$130.1**	**$164.0**	**$189.3**
Income allocated to common OP units	5.1	9.7	10.5	11.1	13.9	12.6
Right-to-use contract revenue and commissions deferred, net	3.5	3.3	2.9	2.7	2.9	4.1
Depreciation on real estate assets and other	100.0	102.7	101.2	104.0	108.0	112.2
Depreciation on rental homes	6.1	6.5	10.9	10.7	10.7	10.5
Depreciation on discontinued operations	–	1.5	–	–	–	–
Amortization of in-place leases	45.1	1.9	4.0	2.4	3.4	2.4
Gain on real estate	(4.6)	(41.5)	(1.5)	–	–	–
FFO available for common stock and OP unit holders	**210.0**	**191.0**	**246.7**	**261.0**	**302.9**	**331.1**
Change in fair value of contingent consideration asset	(0.5)	1.4	(0.1)	–	–	–
Transaction costs	0.2	2.0	1.6	1.1	1.2	0.3
Loss from early extinguishment of debt	0.5	37.9	5.1	16.9	–	2.7
Litigation settlement, net	–	–	–	–	2.4	–
Preferred stock original issuance costs	–	–	–	–	–	0.8
Normalized FFO available for common stock and OP unit holders	**$210.2**	**$232.3**	**$253.3**	**$279.0**	**$306.5**	**$334.9**

Note:

(1) The 2017 amounts are the midpoint of an estimate range. See our guidance included in Exhibit 99.1 to the Form 8-K filed with the SEC on October 17, 2017.

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els

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these non-GAAP measures, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.

We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

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Equity LifeStyle Properties Two North Riverside Plaza, Chicago, Illinois 60606 800.247.5279 | EquityLifeStyleProperties.com 11/17